Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME

OF $178.8 MILLION, EARNINGS PER COMMON SHARE OF $0.73.

(Chicago, October 17, 2012) Northern Trust Corporation today reported third quarter net income per common share of $0.73, up from $0.70 in the third quarter of 2011 and consistent with $0.73 in the second quarter of 2012. Net income was $178.8 million in the current quarter, up 5% from $170.4 million in the prior year third quarter, and down slightly from $179.6 million in the prior quarter. Return on average common equity was 9.6% in the current quarter, compared to 9.5% in the prior year quarter and 9.9% in the prior quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Third quarter performance featured growth in client assets under custody and management of 14% and 16%, respectively, versus last year. Trust, investment and other servicing fees, the largest component of our revenues, grew 8%. The continued headwinds posed by lower interest rates, market activity and volatility moderated these achievements. However, we continued to adapt to these macroeconomic challenges with effective expense management as exemplified by the decline in expenses both year-over-year and sequentially.”

THIRD QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2011

Net income per common share in the third quarter of 2012 was $0.73 compared to $0.70 per common share in the third quarter of 2011. Net income for the current quarter was $178.8 million compared to $170.4 million in the prior year quarter.

Consolidated revenue of $972.5 million in the current quarter was up slightly from $971.5 million in the prior year quarter. Noninterest income, which represented 75% of revenue, increased $12.2 million, or 2%, to $726.9 million from the prior year quarter’s $714.7 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis decreased $9.7 million, or 4%, to $256.9 million compared to $266.6 million in the prior year quarter, due to a decline in the net interest margin.

Trust, investment and other servicing fees, which represented 62% of revenue, were $601.9 million in the current quarter, up $46.6 million, or 8%, from $555.3 million in the prior year quarter. The increase primarily reflects new business as well as lower waived fees on money market mutual funds.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

	September 30,	June 30,	September 30,	% Change	% Change
($ in Billions)	2012	2012	2011	Q3-12/Q2-12	Q3-12/Q3-11
Assets Under Custody
Corporate & Institutional	$4,331.9	$4,152.7	$3,813.3	4%	14%
Personal	429.5	411.2	358.8	4	20

Total Assets Under Custody	$4,761.4	$4,563.9	$4,172.1	4%	14%

	September 30,	June 30,	September 30,	% Change	% Change
($ in Billions)	2012	2012	2011	Q3-12/Q2-12	Q3-12/Q3-11
Assets Under Management
Corporate & Institutional	$565.6	$528.4	$481.0	7%	18%
Personal	184.1	175.9	163.2	5	13

Total Assets Under Management	$749.7	$704.3	$644.2	6%	16%

THIRD QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2011 (continued)

Trust, investment and other servicing fees in Corporate & Institutional Services (C&IS) increased $23.5 million, or 8%, to $334.4 million in the current quarter from the prior year quarter’s $310.9 million.

	Q3	Q3	Change Q3 2012
($ In Millions)	2012	2011	from Q3 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$214.4	$205.6	$8.8	4%
Investment Management	73.2	64.6	8.6	13
Securities Lending	23.8	20.7	3.1	15
Other	23.0	20.0	3.0	15

Total	$334.4	$310.9	$23.5	8%

Custody and fund administration fees, the largest component of C&IS fees, increased 4%, primarily reflecting new business. C&IS investment management fees increased 13%, reflecting new business and lower waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $6.5 million in the current quarter, compared to waived fees of $10.1 million in the prior year quarter. Securities lending revenue increased 15%, primarily reflecting higher spreads in the current quarter.

Trust, investment and other servicing fees in Personal Financial Services (PFS) totaled $267.5 million in the current quarter, increasing $23.1 million, or 9%, from $244.4 million in the prior year quarter. The increase in the current quarter primarily reflects new business and lower waived fees in money market mutual funds. Money market mutual fund fee waivers in PFS totaled $10.3 million in the current quarter compared with $19.0 million in the prior year quarter.

Foreign exchange trading income totaled $44.0 million, down $43.2 million, or 49%, compared with $87.2 million in the prior year quarter. The current quarter decrease is attributable to reduced currency market volatility and client volumes.

Other operating income totaled $46.6 million in the current quarter, up $4.1 million, or 10%, from $42.5 million in the prior year quarter, and included a $5.3 million gain on foreign exchange contracts related to hedges of certain investments in foreign currency denominated subsidiaries.

THIRD QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2011 (continued)

Net interest income for the quarter on an FTE basis totaled $256.9 million, down $9.7 million, or 4%, compared to $266.6 million in the prior year quarter. The decrease reflects a reduction of the current quarter net interest margin to 1.21% from 1.25% in the prior year quarter, primarily reflecting lower yields on earning assets, partially offset by a higher percentage of funding from noninterest-bearing sources. Average earning assets for the quarter were $84.5 billion compared to $84.4 billion in the prior year quarter.

The provision for credit losses was $10.0 million in the current quarter and $17.5 million in the prior year quarter. Net charge-offs totaled $11.9 million for the current quarter resulting from $16.3 million of charge-offs and $4.4 million of recoveries, compared to $28.6 million of net charge-offs in the prior year quarter resulting from $34.9 million of charge-offs and $6.3 million of recoveries. Nonperforming loans and leases decreased $38.5 million, or 13%, from the prior year quarter.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

	September 30,		June 30,		September 30,
($ In Millions)	2012		2012		2011
Nonperforming Assets
Nonperforming Loans and Leases	$269.0		$239.8		$307.5
Other Real Estate Owned	20.6		25.3		30.4

Total Nonperforming Assets	289.6		265.1		337.9

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	298.6		300.3		298.3
Unfunded Loan Commitments and Standby Letters of Credit	29.4		29.6		36.3

Total Allowance for Credit Losses	$328.0		$329.9		$334.6

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.91%		0.81%		1.07%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%		1.01%		1.04%
Coverage of Loan and Lease Allowance to Nonperforming Loans and Leases	1.1	x	1.3	x	1.0	x

THIRD QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2011 (continued)

Noninterest expense totaled $696.4 million in the current quarter compared to $701.2 million in the prior year quarter. The current quarter and prior year quarter include restructuring, acquisition, and integration related charges of $2.9 million and $4.2 million, respectively.

Compensation expense, the largest component of noninterest expense, equaled $315.7 million, up $4.6 million, or 2%, compared to $311.1 million in the prior year quarter, primarily reflecting higher performance-based compensation, as well as annual merit increases. Staff on a full-time equivalent basis at September 30, 2012 totaled approximately 14,200, up 1% from a year ago.

Employee benefit expense equaled $61.3 million, down $5.4 million, or 8%, compared to $66.7 million in the prior year quarter. The current quarter primarily reflects lower expense associated with retirement benefits.

Expense associated with outside services totaled $126.6 million, down $13.1 million, or 9%, from $139.7 million in the prior year quarter. The current quarter includes decreases within manager of manager advisory fees and sub-custodian expense, and within various other categories of outside services expense.

Equipment and software expense totaled $86.0 million, an increase of $9.7 million, or 13%, from $76.3 million in the prior year quarter. The current quarter includes higher levels of software amortization and related software support costs from the continued investment in technology related assets.

Other operating expense equaled $63.0 million, up 2%, from $62.0 million in the prior year quarter.

Income tax expense was $87.3 million in the current quarter, representing an effective tax rate of 32.8%, and $82.4 million in the prior year quarter, representing an effective tax rate of 32.6%.

THIRD QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2012

Net income per common share was $0.73 in both the third and second quarters of 2012. Net income for the current quarter totaled $178.8 million, down slightly from $179.6 million in the prior quarter.

Consolidated revenue of $972.5 million for the current quarter was down $16.0 million, or 2%, from $988.5 million in the prior quarter. Noninterest income decreased $7.5 million, or 1%, to $726.9 million from the prior quarter’s $734.4 million, primarily reflecting lower foreign exchange trading income and securities lending revenue. Net interest income for the current quarter on an FTE basis decreased $7.4 million, or 3%, to $256.9 million from $264.3 million in the prior quarter, due to a decline in the net interest margin.

Trust, investment and other servicing fees of $601.9 million in the current quarter compares to $605.8 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $334.4 million in the current quarter, down slightly from $338.4 million in the prior quarter.

	Q3	Q2	Change Q3 2012
($ In Millions)	2012	2012	from Q2 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$214.4	$215.0	$(0.6)	—%
Investment Management	73.2	71.8	1.4	2
Securities Lending	23.8	30.7	(6.9)	(22)
Other	23.0	20.9	2.1	10

Total	$334.4	$338.4	$(4.0)	(1)%

C&IS investment management fees increased 2%, reflecting new business and lower waived fees in money market mutual funds. Money market fee waivers, attributable to the low short-term interest rates, totaled $6.5 million in C&IS in the current quarter compared to $7.0 million in the prior quarter. Securities lending revenue decreased 22%, reflecting lower spreads, primarily due to the international dividend season that occurred in the prior quarter.

PFS trust, investment and other servicing fees were $267.5 million, consistent with the prior quarter’s $267.4 million. Money market mutual fund fee waivers in PFS totaled $10.3 million in the current quarter compared to $10.0 million in the prior quarter.

THIRD QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

Foreign exchange trading income decreased $15.4 million, or 26%, to $44.0 million compared to $59.4 million in the prior quarter, primarily reflecting reduced currency market volatility and client volumes.

Other operating income in the current quarter totaled $46.6 million, up $12.6 million, or 36%, from $34.0 million in the prior quarter, and includes the $5.3 million gain related to foreign exchange contracts, as well as higher income on employee benefit related assets held in trust by the Corporation and increased credit and leasing related revenue.

Net interest income on an FTE basis in the current quarter totaled $256.9 million, down $7.4 million, or 3%, compared to $264.3 million in the prior quarter. The decrease reflects a lower net interest margin, partially offset by higher average earning assets. The net interest margin decreased to 1.21% in the current quarter from 1.28% in the prior quarter, primarily reflecting a decline in the spread between foreign currency denominated earning assets and interest-bearing deposits. Average earning assets totaled $84.5 billion in the current quarter, up $1.3 billion, or 2%, compared to $83.2 billion in the prior quarter.

The provision for credit losses totaled $10.0 million and $5.0 million in the current quarter and prior quarter, respectively. Net charge-offs totaled $11.9 million for the current quarter resulting from $16.3 million of charge-offs and $4.4 million of recoveries, compared to $3.2 million of net charge-offs in the prior quarter resulting from $16.2 million of charge-offs and $13.0 million of recoveries. Nonperforming loans and leases increased $29.2 million, or 12%, as compared to the prior quarter, primarily reflecting the addition of certain commercial real estate and residential real estate loans. Residential real estate and commercial real estate loans accounted for 66% and 22%, respectively, of total nonperforming loans at September 30, 2012.

Noninterest expense totaled $696.4 million in the current quarter, a decrease of $20.9 million, or 3%, from $717.3 million in the prior quarter. The current quarter and prior quarter include restructuring, acquisition, and integration related charges of $2.9 million and $3.6 million, respectively.

THIRD QUARTER 2012 PERFORMANCE VS. SECOND QUARTER 2012 (continued)

Compensation expense totaled $315.7 million for the current quarter, up 1% from $313.8 million in the prior quarter, while employee benefit expense totaled $61.3 million for the current quarter, down 6% from $64.9 million in the prior quarter, primarily reflecting lower payroll taxes.

Expense for outside services totaled $126.6 million, a decrease of $7.1 million, or 5%, compared to $133.7 million in the prior quarter. The decrease primarily reflects lower expense for sub-custodian and technical services.

Equipment and software expense totaled $86.0 million in the current quarter, down $13.4 million, or 13%, from $99.4 million in the prior quarter. The prior quarter included a software write-off of $10.5 million.

Other operating expense totaled $63.0 million, consistent with the prior quarter’s $62.9 million.

Total income tax expense was $87.3 million for the current quarter, representing an effective tax rate of 32.8%. Income tax expense was $86.6 million in the prior quarter, representing an effective tax rate of 32.5%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.4 billion, up 5% from the prior year quarter’s average of $7.1 billion. The increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter ended September 30, 2012, the Corporation repurchased 1,068,394 shares at a cost of $49.6 million ($46.45 average price per share). Under our capital plan, which was reviewed without objection by the Federal Reserve in March of 2012, the Corporation may repurchase up to $140 million of common stock after September 30, 2012 through March of 2013. The Corporation is authorized to purchase up to 8.1 million additional shares after September 30, 2012 under its current common stock repurchase authorization.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at September 30, 2012, with all ratios exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively.

	September 30, 2012			June 30, 2012			September 30, 2011
	Tier 1	Total	Leverage	Tier 1	Total	Leverage	Tier 1	Total	Leverage
	Capital	Capital	Ratio	Capital	Capital	Ratio	Capital	Capital	Ratio
Northern Trust Corporation	12.8%	14.3%	8.1%	12.9%	14.4%	8.0%	12.2%	13.9%	7.5%

The Northern Trust Company	11.8%	13.8%	7.5%	11.9%	13.8%	7.4%	11.3%	13.6%	6.4%

The following table provides the Corporation’s ratios of tier 1 capital and tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP to tier 1 common equity.

	September 30,	June 30,	September 30,
($ In Millions)	2012	2012	2011
Ratios
Tier 1 Capital	12.8%	12.9%	12.2%
Tier 1 Common Equity	12.3%	12.4%	11.8%

Tier 1 Capital	$7,425.5	$7,328.4	$7,030.0
Less: Floating Rate Capital Securities	268.7	268.7	268.6

Tier 1 Common Equity	$7,156.8	$7,059.7	$6,761.4

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE

EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Interest Income	$323.1	$11.3	$334.4	$321.5	$10.2	$331.7	$347.1	$9.8	$356.9
Interest Expense	77.5	—	77.5	67.4	—	67.4	90.3	—	90.3

Net Interest Income	$245.6	$11.3	$256.9	$254.1	$10.2	$264.3	$256.8	$9.8	$266.6

Net Interest Margin	1.16%		1.21%	1.23%		1.28%	1.21%		1.25%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2011 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 17, 2012. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on October 17, 2012, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	THIRD QUARTER
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$601.9	$555.3	8%
Foreign Exchange Trading Income	44.0	87.2	(49)
Treasury Management Fees	16.3	17.8	(9)
Security Commissions and Trading Income	17.9	13.9	28
Other Operating Income	46.6	42.5	10
Investment Security Gains (Losses), net	0.2	(2.0)	N/M

Total Noninterest Income	726.9	714.7	2

Net Interest Income
Interest Income	323.1	347.1	(7)
Interest Expense	77.5	90.3	(14)

Net Interest Income	245.6	256.8	(4)

Total Revenue	972.5	971.5	—

Provision for Credit Losses	10.0	17.5	(43)

Noninterest Expense
Compensation	315.7	311.1	2
Employee Benefits	61.3	66.7	(8)
Outside Services	126.6	139.7	(9)
Equipment and Software	86.0	76.3	13
Occupancy	43.8	45.4	(4)
Other Operating Expense	63.0	62.0	2

Total Noninterest Expense	696.4	701.2	(1)

Income before Income Taxes	266.1	252.8	5
Provision for Income Taxes	87.3	82.4	6

NET INCOME	$178.8	$170.4	5%

Per Common Share
Net Income
Basic	$0.73	$0.70	4%
Diluted	0.73	0.70	4

Average Common Equity	$7,421.9	$7,094.5	5%
Return on Average Common Equity	9.59%	9.53%	1
Return on Average Assets	0.77%	0.72%	7

Cash Dividends Declared per Common Share	$0.30	$0.28	7%

Average Common Shares Outstanding (000s)
Basic	240,237	240,991
Diluted	240,697	241,194
Common Shares Outstanding (EOP)	239,799	240,997

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	THIRD	SECOND
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2012	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$601.9	$605.8	(1)%
Foreign Exchange Trading Income	44.0	59.4	(26)
Treasury Management Fees	16.3	17.3	(5)
Security Commissions and Trading Income	17.9	17.4	3
Other Operating Income	46.6	34.0	36
Investment Security Gains (Losses), net	0.2	0.5	(48)

Total Noninterest Income	726.9	734.4	(1)

Net Interest Income
Interest Income	323.1	321.5	—
Interest Expense	77.5	67.4	15

Net Interest Income	245.6	254.1	(3)

Total Revenue	972.5	988.5	(2)

Provision for Credit Losses	10.0	5.0	100

Noninterest Expense
Compensation	315.7	313.8	1
Employee Benefits	61.3	64.9	(6)
Outside Services	126.6	133.7	(5)
Equipment and Software	86.0	99.4	(13)
Occupancy	43.8	42.6	3
Other Operating Expense	63.0	62.9	—

Total Noninterest Expense	696.4	717.3	(3)

Income before Income Taxes	266.1	266.2	—
Provision for Income Taxes	87.3	86.6	1

NET INCOME	$178.8	$179.6	—%

Per Common Share
Net Income
Basic	$0.73	$0.73	—%
Diluted	0.73	0.73	—

Average Common Equity	$7,421.9	$7,288.8	2%
Return on Average Common Equity	9.59%	9.91%	(3)
Return on Average Assets	0.77%	0.78%	(1)

Cash Dividends Declared per Common Share (**)	$0.30	**	N/M %

Average Common Shares Outstanding (000s)
Basic	240,237	240,901
Diluted	240,697	241,368
Common Shares Outstanding (EOP)	239,799	240,517

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	NINE MONTHS
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,782.9	$1,628.0	10%
Foreign Exchange Trading Income	165.3	252.8	(35)
Treasury Management Fees	51.0	55.1	(7)
Security Commissions and Trading Income	53.6	44.8	20
Other Operating Income	119.2	120.4	(1)
Investment Security Gains (Losses), net	(1.7)	(24.1)	(93)

Total Noninterest Income	2,170.3	2,077.0	4

Net Interest Income
Interest Income	985.6	1,053.8	(6)
Interest Expense	229.5	316.5	(27)

Net Interest Income	756.1	737.3	3

Total Revenue	2,926.4	2,814.3	4

Provision for Credit Losses	20.0	42.5	(53)

Noninterest Expense
Compensation	951.1	925.3	3
Employee Benefits	194.3	188.7	3
Outside Services	388.5	398.6	(3)
Equipment and Software	276.2	232.8	19
Occupancy	128.2	131.3	(2)
Visa Indemnification Benefit	—	(10.1)	N/M
Other Operating Expense	199.0	192.9	3

Total Noninterest Expense	2,137.3	2,059.5	4

Income before Income Taxes	769.1	712.3	8
Provision for Income Taxes	249.5	238.9	4

NET INCOME	$519.6	$473.4	10%

Per Common Share
Net Income
Basic	$2.13	$1.94	10%
Diluted	2.12	1.93	10

Average Common Equity	$7,293.1	$6,968.9	5%
Return on Average Common Equity	9.52%	9.08%	5
Return on Average Assets	0.74%	0.70%	6

Cash Dividends Declared per Common Share	$0.88	$0.84	5%

Average Common Shares Outstanding (000s)
Basic	240,741	241,530
Diluted	241,205	242,019
Common Shares Outstanding (EOP)	239,799	240,997

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ In Millions)	SEPTEMBER 30
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$573.4	$221.8	159%
Interest-Bearing Deposits with Banks	19,347.8	18,944.2	2
Federal Reserve Deposits and Other Interest-Bearing	6,230.5	6,498.2	(4)
Securities
U.S. Government	1,787.8	2,020.9	(12)
Obligations of States and Political Subdivisions	389.1	565.0	(31)
Government Sponsored Agency	18,715.3	16,284.6	15
Other (***)	8,790.0	10,589.4	(17)

Total Securities	29,682.2	29,459.9	1
Loans and Leases	29,542.7	28,691.4	3

Total Earning Assets	85,376.6	83,815.5	2
Allowance for Credit Losses Assigned to Loans and Leases	(298.6)	(298.3)	—
Cash and Due from Banks	3,396.7	4,336.6	(22)
Buildings and Equipment	453.7	492.1	(8)
Client Security Settlement Receivables	1,078.2	948.2	14
Goodwill	538.0	534.1	1
Other Assets	3,087.9	6,270.0	(51)

Total Assets	$93,632.5	$96,098.2	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,481.6	$14,538.6	(7)%
Savings Certificates and Other Time	3,011.0	3,529.4	(15)
Non-U.S. Offices—Interest-Bearing	39,076.1	37,583.6	4

Total Interest-Bearing Deposits	55,568.7	55,651.6	—
Short-Term Borrowings	1,399.0	1,894.7	(26)
Senior Notes	2,610.3	2,133.5	22
Long-Term Debt	1,428.4	2,137.3	(33)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	61,283.4	62,094.0	(1)
Demand and Other Noninterest-Bearing Deposits	21,362.9	22,862.4	(7)
Other Liabilities	3,454.0	3,989.0	(13)

Total Liabilities	86,100.3	88,945.4	(3)
Total Equity	7,532.2	7,152.8	5

Total Liabilities and Stockholders’ Equity	$93,632.5	$96,098.2	(3)%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets in the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ In Millions)	SEPTEMBER 30	JUNE 30
	2012	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$573.4	$22.5	N/M %
Interest-Bearing Deposits with Banks	19,347.8	18,442.4	5
Federal Reserve Deposits and Other Interest-Bearing	6,230.5	8,433.5	(26)
Securities
U.S. Government	1,787.8	1,784.8	—
Obligations of States and Political Subdivisions	389.1	414.2	(6)
Government Sponsored Agency	18,715.3	18,066.7	4
Other (***)	8,790.0	9,455.1	(7)

Total Securities	29,682.2	29,720.8	—
Loans and Leases	29,542.7	29,602.1	—

Total Earning Assets	85,376.6	86,221.3	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(298.6)	(300.3)	(1)
Cash and Due from Banks	3,396.7	3,594.3	(5)
Buildings and Equipment	453.7	462.0	(2)
Client Security Settlement Receivables	1,078.2	724.8	49
Goodwill	538.0	533.2	1
Other Assets	3,087.9	3,220.6	(4)

Total Assets	$93,632.5	$94,455.9	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,481.6	$13,877.1	(3)%
Savings Certificates and Other Time	3,011.0	3,119.6	(3)
Non-U.S. Offices—Interest-Bearing	39,076.1	38,260.0	2

Total Interest-Bearing Deposits	55,568.7	55,256.7	1
Short-Term Borrowings	1,399.0	3,252.8	(57)
Senior Notes	2,610.3	2,117.0	23
Long-Term Debt	1,428.4	1,662.6	(14)
Floating Rate Capital Debt	277.0	277.0	—

Total Interest-Related Funds	61,283.4	62,566.1	(2)
Demand and Other Noninterest-Bearing Deposits	21,362.9	21,739.2	(2)
Other Liabilities	3,454.0	2,760.3	25

Total Liabilities	86,100.3	87,065.6	(1)
Total Equity	7,532.2	7,390.3	2

Total Liabilities and Stockholders’ Equity	$93,632.5	$94,455.9	(1)%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets in the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)	THIRD QUARTER
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$285.6	$273.4	4%
Interest-Bearing Deposits with Banks	19,215.4	17,234.8	11
Federal Reserve Deposits and Other Interest-Bearing	6,113.7	10,808.5	(43)
Securities
U.S. Government	1,786.4	1,747.7	2
Obligations of States and Political Subdivisions	398.4	588.8	(32)
Government Sponsored Agency	18,694.1	14,910.6	25
Other (***)	8,986.2	10,395.5	(14)

Total Securities	29,865.1	27,642.6	8
Loans and Leases	29,046.0	28,469.1	2

Total Earning Assets	84,525.8	84,428.4	—
Allowance for Credit Losses Assigned to Loans and Leases	(297.8)	(300.9)	(1)
Cash and Due from Banks	3,446.6	4,127.5	(16)
Buildings and Equipment	461.7	498.6	(7)
Client Security Settlement Receivables	434.7	406.7	7
Goodwill	534.8	504.7	6
Other Assets	3,604.1	4,364.7	(17)

Total Assets	$92,709.9	$94,029.7	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,687.1	$14,137.3	(3)%
Savings Certificates and Other Time	3,083.6	3,625.3	(15)
Non-U.S. Offices—Interest-Bearing	38,896.8	41,688.4	(7)

Total Interest-Bearing Deposits	55,667.5	59,451.0	(6)
Short-Term Borrowings	2,200.7	3,003.8	(27)
Senior Notes	2,439.6	2,015.3	21
Long-Term Debt	1,452.9	2,179.8	(33)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	62,037.7	66,926.8	(7)
Demand and Other Noninterest-Bearing Deposits	20,235.8	16,851.3	20
Other Liabilities	3,014.5	3,157.1	(5)

Total Liabilities	85,288.0	86,935.2	(2)
Total Equity	7,421.9	7,094.5	5

Total Liabilities and Stockholders’ Equity	$92,709.9	$94,029.7	(1)%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets in the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	THIRD	SECOND
($ In Millions)	QUARTER	QUARTER
	2012	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$285.6	$260.3	10%
Interest-Bearing Deposits with Banks	19,215.4	18,788.9	2
Federal Reserve Deposits and Other Interest-Bearing	6,113.7	3,643.4	68
Securities
U.S. Government	1,786.4	2,546.9	(30)
Obligations of States and Political Subdivisions	398.4	422.1	(6)
Government Sponsored Agency	18,694.1	17,827.2	5
Other (***)	8,986.2	10,661.9	(16)

Total Securities	29,865.1	31,458.1	(5)
Loans and Leases	29,046.0	29,057.5	—

Total Earning Assets	84,525.8	83,208.2	2
Allowance for Credit Losses Assigned to Loans and Leases	(297.8)	(298.1)	—
Cash and Due from Banks	3,446.6	3,860.7	(11)
Buildings and Equipment	461.7	469.0	(2)
Client Security Settlement Receivables	434.7	488.1	(11)
Goodwill	534.8	535.0	—
Other Assets	3,604.1	4,147.7	(13)

Total Assets	$92,709.9	$92,410.6	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$13,687.1	$14,095.6	(3)%
Savings Certificates and Other Time	3,083.6	3,098.3	—
Non-U.S. Offices—Interest-Bearing	38,896.8	36,431.2	7

Total Interest-Bearing Deposits	55,667.5	53,625.1	4
Short-Term Borrowings	2,200.7	4,165.6	(47)
Senior Notes	2,439.6	2,119.5	15
Long-Term Debt	1,452.9	1,674.9	(13)
Floating Rate Capital Debt	277.0	277.0	—

Total Interest-Related Funds	62,037.7	61,862.1	—
Demand and Other Noninterest-Bearing Deposits	20,235.8	19,720.1	3
Other Liabilities	3,014.5	3,539.6	(15)

Total Liabilities	85,288.0	85,121.8	—
Total Equity	7,421.9	7,288.8	2

Total Liabilities and Stockholders’ Equity	$92,709.9	$92,410.6	—%

(N/M)	Percentage change is either not meaningful or not applicable.
(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets in the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2012			2011
($ In Millions Except Per Share Data)	QUARTERS			QUARTERS
	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$601.9	$605.8	$575.2	$541.5	$555.3
Other Noninterest Income	125.0	128.6	133.8	142.3	159.5
Net Interest Income	245.6	254.1	256.4	271.8	256.8

Total Revenue	972.5	988.5	965.4	955.6	971.6
Provision for Credit Losses	10.0	5.0	5.0	12.5	17.5
Noninterest Expense	696.4	717.3	723.6	771.7	701.3

Income before Income Taxes	266.1	266.2	236.8	171.4	252.8
Provision for Income Taxes	87.3	86.6	75.6	41.2	82.4

Net Income	$178.8	$179.6	$161.2	$130.2	$170.4

Per Common Share
Net Income—Basic	$0.73	$0.73	$0.66	$0.53	$0.70
—Diluted	0.73	0.73	0.66	0.53	0.70
Cash Dividends Declared per Common Share (**)	0.30	**	0.58	0.28	0.28
Book Value (EOP)	31.41	30.73	29.95	29.53	29.68
Market Value (EOP)	46.42	46.02	47.45	39.66	34.98

Ratios
Return on Average Common Equity	9.59%	9.91%	9.04%	7.18%	9.53%
Return on Average Assets	0.77	0.78	0.68	0.53	0.72
Net Interest Margin (GAAP)	1.16	1.23	1.20	1.24	1.21
Net Interest Margin (FTE)	1.21	1.28	1.24	1.28	1.25

Risk-based Capital Ratios
Tier 1	12.8%	12.9%	12.4%	12.5%	12.2%
Total (Tier 1 + Tier 2)	14.3	14.4	14.0	14.2	13.9
Tier 1 Leverage	8.1	8.0	7.6	7.3	7.5
Tier 1 Common Equity (non-GAAP)	12.3	12.4	11.9	12.1	11.8

Assets Under Custody ($ In Billions)—EOP
Corporate	$4,331.9	$4,152.7	$4,188.6	$3,877.6	$3,813.3
Personal	429.5	411.2	406.6	385.2	358.8

Total Assets Under Custody	$4,761.4	$4,563.9	$4,595.2	$4,262.8	$4,172.1

Assets Under Management ($ In Billions)—EOP	$749.7	$704.3	$716.5	$662.9	$644.2

Asset Quality ($ In Millions)—EOP
Nonperforming Loans and Leases	$269.0	$239.8	$262.1	$293.7	$307.5
Other Real Estate Owned (OREO)	20.6	25.3	22.4	21.2	30.4

Total Nonperforming Assets	$289.6	$265.1	$284.5	$314.9	$337.9

Nonperforming Assets / Loans and Leases and OREO	0.98%	0.89%	0.98%	1.08%	1.18%

Gross Charge-offs	$16.3	$16.2	$14.4	$28.8	$34.9
Less: Gross Recoveries	4.4	13.0	8.6	10.6	6.3

Net Charge-offs	$11.9	$3.2	$5.8	$18.2	$28.6

Net Charge-offs (Annualized) to Average Loans and Leases	0.16%	0.04%	0.08%	0.25%	0.40%
Allowance for Credit Losses Assigned to Loans and Leases	$298.6	$300.3	$295.5	$294.8	$298.3
Allowance to Nonperforming Loans and Leases	1.1x	1.3x	1.1x	1.0x	1.0x
Allowance for Other Credit-Related Exposures	$29.4	$29.6	$32.6	$34.1	$36.3

(**)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.